USA MUTUALS PARTNERS, INC.
SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the  4th day of May, 2010, to the Transfer Agent Servicing Agreement dated as of  May 29, 2009, as amended August 3, 2009 (the "Agreement"), is entered into by and between USA MUTUALS PARTNERS, INC., a Texas  corporation (the "Company") and U.S. BANCORP FUND SERVICES, LLC,  a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized officers on one or more counterparts as of the date and year first written above.

USA MUTUALS PARTNERS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s./ Eric Lansky	By: /s/ Michael R. McVoy

Name: Eric Lansky	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Amended Exhibit A to the Transfer Agent Servicing Agreement – USA Mutuals Partners
Effective 4/1/2010 Transfer Agent and Shareholder Servicing - Annual Fee Schedule

Minimum Annual Fees (Go into effect starting January 1st of every year assigned-prorated monthly)*
▪ 2009:  _____
▪ 2010:  $_____
▪ 2011:  $_____
▪ 2012 going forward:  $_____

Asset Based Fees*#
• _____ basis points on assets

Account Fees*#
• $_____ per open account
• $_____ per closed account
• $_____ per matrix level 3 account

Activity Charges
• Shareholder Servicing:  $_____ per call
• VRU Calls:  $_____ per call
• AML Base Service (excluding Network Level 3)
0-999 accounts-$_____ per year
1,000-4,999 accounts:  $_____ per year
5,000-9,999 accounts:  $_____ per year
10,000+ accounts:  $_____ per year
• AML New Account Services
$_____ per domestic new account
$_____ per foreign new account
• ACH Fees
$_____ per month per fund group
$_____ per item, set-up, change
$_____ per returned item/reversal/correction
• Omnibus and 401K Transactions:
$_____ for the first 100 transactions
$_____ on the next 400
$_____ on the next 1,500
$_____ on the next 3,000
$_____ on the balance
• 401(k) Daily Valuation Trades:  $_____ per trade

Fees are billed monthly
* Subject to CPI Increase, Milwaukee MSA
# Subject to per year minimum

Out-of-pocket Costs-Including but not limited to:
• Telephone toll-free lines, call transfers, etc
• Mailing, sorting and postage
• Stationary, envelopes
• Programming, special reports
• Insurance, record retention, microfilm/fiche
• Proxies, proxy services
• Lost shareholder search
• ACH fees
• NSCC charges
• All other out-of-pocket expenses
• DST Disaster Recovery Accounts:  $0.20 per account

Qualified Plan Fees (Billed to Investors)
• $_____/ Qualified plan acct (capped at $30/SSN)
• $_____/ Coverdell ESA acct (capped at $30/SSN)
• $_____/ transfer to successor trustee
• $_____/ participant distribution (excluding SWPs)
• $_____/ refund of excess contributions

Shareholder Fees (Billed to Investors)
• $_____/ outgoing wire transfer
• $_____/ overnight delivery
• $_____/ telephone exchange
• $_____/ return check or ACH
• $_____/ stop payment
• $_____/research request per account (For requested items of the second calendar year [or previous] to the request) (Capped at $_____/ request)

Technology Charges
• VRU Maintenance:  $_____/month/Cusip
• Average Cost Accounts:  $_____ per account
• Selects:  $_____ per select
• e-Business Solutions (Report Source):  $_____
• Remote Data Capture:  $_____ per record
• Vision:  $_____ per back office inquiry & $5 for each broker

    ID
• Extraordinary services-charged as incurred
            -Development/Programming:  $_____/ hour
            -Conversion of Records:  Estimate to be provided
            -Custom processing, re-processing